UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597	47-1016855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Vista Way, Anoka, MN (Address of principal executive offices)	55303 (Zip Code)

(763) 433-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement

Refinancing of Credit Facilities

On March 31, 2021, Vista Outdoor Inc. (“Vista”) completed a refinancing of its existing senior secured asset-based credit facility comprised of $20,000,000 in first-in, last-out (“FILO”) revolving credit commitments and $430,000,000 in non-FILO revolving credit commitments (collectively, the “Existing Credit Facility”), under that certain Asset-Based Revolving Credit Agreement dated as of November 19, 2018, (as amended by that certain First Amendment, dated as of December 19, 2018 and as further amended, modified, extended, restated, replaced, or supplemented prior to the date hereof,  the “Existing Credit Agreement”), among Vista, the additional borrowers from time to time party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Prior Agent”), by entering into a new $450,000,000 senior secured asset-based revolving credit facility (the “New Credit Facility”), subject to availability restrictions as described below.  As of March 31, 2021, there are no borrowings outstanding under the New Credit Facility.

New Credit Facilities

To effect the refinancing, Vista entered into an Asset-Based Revolving Credit Agreement dated as of March 31, 2021 (the “ABL Credit Agreement”), by and among Vista, the Additional Borrowers from time to time party thereto, the lenders from time to time party thereto, the L/C issuers from time to time party thereto and Capital One, National Association, as administrative agent (in such capacity, the “Agent”).  The Existing Credit Facility under the Existing Credit Agreement was replaced with the New Credit Facility.  Letters of credit outstanding under the Existing Credit Agreement were either (a) deemed to have been issued under the ABL Credit Agreement or (b) secured by a backstop letter of credit issued in favor of the Prior Agent.

The New Credit Facility has a scheduled maturity date of March 31, 2026, subject to a customary springing maturity in respect of Vista’s Senior Notes due 2029 (the “Maturity Date”).  The ABL Credit Agreement provides for mandatory prepayments of loans outstanding under the ABL Credit Agreement under certain circumstances as described therein. Voluntary prepayments are permitted under the New Credit Facility without premium or penalty.

The ABL Credit Agreement permits Vista to utilize up to $75,000,000 of the New Credit Facility for the issuance of letters of credit and up to $60,000,000 for swing line loans.  Vista has the option to increase the amount of the New Credit Facility in an aggregate principal amount not to exceed $150,000,000, to the extent that any one or more lenders, whether or not currently party to the ABL Credit Agreement, commits to be a lender for such amount.

Borrowings under the ABL Credit Agreement bear interest at a rate equal to either the sum of a base rate plus a margin ranging from 0.25% to 0.75% or the sum of a LIBO rate plus a margin ranging from 1.25% to 1.75%, in each case, with either such margin varying according to Vista’s Average Excess Availability under the New Credit Facility.  The initial margin under the New Credit Facility is 0.25% for base rate loans and 1.25% for LIBO rate loans.  Vista is also required to pay an unused fee in respect of unused commitments under the New Credit Facility, if any, at a rate of 0.175% per annum.

The aggregate amount of loans permitted to be made to the Borrowers under the New Credit Facility may not exceed a line cap consisting of the lesser of (a) the aggregate amount of commitments or (b) a borrowing base consisting of the sum of specified percentages of eligible receivables, eligible inventory, the lesser of (i) certain unrestricted cash and (ii) $60,000,000, minus certain availability reserves, but subject to the excess availability covenant described below.

Substantially all domestic tangible and intangible assets of Vista and its domestic subsidiaries are pledged as collateral to secure the obligations under each of the ABL Credit Agreement including accounts, receivables, cash and cash equivalents, deposit accounts, securities accounts, commodities accounts, inventory, intercompany debt owing to Vista or its domestic subsidiaries, certain tax refunds and certain insurance proceeds.

The ABL Credit Agreement contains customary covenants limiting the ability of Vista and its subsidiaries to, among other things, pay cash dividends, incur debt or liens, redeem or repurchase Vista stock, enter into transactions with affiliates, make investments, merge or consolidate with others or dispose of assets.  In addition, the ABL Credit Agreement contains a financial covenant requiring Vista to maintain Excess Availability under the New Credit Facility of no less than the greater of (i) $42,500,000 and (ii) 10% of the line cap.  If Vista does not comply with the covenants in the ABL Credit Agreement, the lenders may, subject to customary cure rights, require the immediate payment of all amounts outstanding under the New Credit Facility.

The foregoing description of the New Credit Facility is qualified in its entirety by reference to the actual terms of the ABL Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the ABL Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective March 31, 2021, Vista repaid in full and terminated the Existing Credit Facility under the Existing Credit Agreement as more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective March 31, 2021 Vista entered into the ABL Credit Agreement more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit

10.1
Asset-Based Revolving Credit Agreement, dated as of March 31, 2021 among Vista Outdoor Inc., the additional borrowers from time to time party thereto, the lenders from time to time party thereto, the L/C issuers from time to time party thereto and Capital One, National Association, as administrative agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Dylan S. Ramsey
	Name:	Dylan S. Ramsey
	Title:	VP, General Counsel & Corporate Secretary

Date:  April 1, 2021